SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                       Date of Report - December 31, 1996
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                        (Date of earliest event reported)

                               MEDIQ INCORPORATED
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             (Exact name of registrant as specified in its charter)



           Delaware                       1-8147                51-0219413
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(State or other jurisdiction of      (Commission file        (I.R.S. Employer
incorporation or organization)            number)           Identification No.)



                 One MEDIQ Plaza, Pennsauken, New Jersey 08110
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               (Address of principal executive offices, zip code)



                            Area Code (609) 662-3200
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                               (Telephone number)


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Item 2. Disposition of Assets.

        During the period from January 22, 1997 through January 27, 1997, the Company sold, in the open market, 1,449,000 shares of Cardinal Health, Inc. ("Cardinal") common stock for an aggregate of $88,429,000. The Company will recognize an after-tax gain on the sale of such shares of $2.7 million, or $.11 per share, in the second quarter of fiscal 1997. The Company previously recognized an after-tax gain relating to the market appreciation of the Cardinal stock of $3.4 million or $.14 per share in the first quarter of fiscal 1997. The Company received the Cardinal shares as consideration for the sale of PCI Services, Inc. ("PCI"), formerly an equity investment of the Company, to Cardinal on October 11, 1996. Proceeds from the sale of the Cardinal shares were used to reduce borrowings under the Company's bank facility.


Item 5. Other Events.

        On December 31, 1996, the Company consummated the sale of its 47% interest in NutraMax Products, Inc. ("NutraMax") at a price per share of $9 pursuant to the previously announced agreement between the Company and NutraMax. In connection with the sale, the Company received $19,963,000 of the $36,335,000 purchase price in cash and a promissory note for the remaining $16,372,000 of the sale price. Amounts under the note are receivable by the Company as shares of NutraMax's common stock are delivered by the Company to NutraMax following release of the shares from escrow pursuant to the indenture and escrow agreement relating to the Company's 7 1/2% exchangeable subordinated debentures due 2003.

        Proceeds were used to reduce outstanding borrowings under the Company's bank facility. The Company realized an after-tax gain of $4.6 million or $.18 per share as a result of this transaction (which was revised from the Company's previously reported estimate of $6.2 million or $.24 per share).


Item 7. Financial Statements and Exhibits.

(b) Pro forma financial information.

        The Company restated its financial statements as of June 30, 1996 and as of September 30, 1996 to reflect its equity investments in PCI and NutraMax, respectively, as discontinued operations. Accordingly, pro forma financial information is not required pursuant to Article 11 of Regulation S-X.

(c) Exhibits.

        Exhibit 99 - Press Release dated January 2, 1997.
        Exhibit 99.1 - Press Release dated January 23, 1997.
        Exhibit 99.2 - Press Release dated January 27, 1997.


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                      MEDIQ INCORPORATED AND SUBSIDIARIES

                                   SIGNATURE



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                               MEDIQ Incorporated
                                               --------------------------------
                                               (Registrant)

February 4, 1997
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     (Date)


                                                /s/ Michael F. Sandler
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                                                Michael F. Sandler
                                                Senior Vice President - Finance
                                                and Chief Financial Officer